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                                                                   EXHIBIT  23.3

                          Consent of Ernst & Young LLP

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated May 10, 1995, with respect to the financial statements and schedule of CorVel Corporation in the Registration Statement (Form S-4) and related Prospectus of ENStar Inc. for the registration of 3,357,400 shares of its common stock.

Orange County, California

June 12, 1996                                                 Ernst & Young LLP